NINTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS NINTH AMENDMENT (the "Amendment"), dated July 27, 2017, is entered into by and between **EMCORE CORPORATION**, a New Jersey corporation ("Company"), and **WELLS FARGO BANK, NATIONAL ASSOCIATION** ("Wells Fargo").

RECITALS

Emcore and Wells Fargo are parties to a Credit and Security Agreement dated November 11, 2010 (as amended from time to time, the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

The Company has requested that certain amendments be made to the Credit Agreement, which Wells Fargo is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Amendments. The Credit Agreement is hereby amended as follows:

(a) Effective July 1, 2017, Section 1.7(a) of the Credit Agreement is hereby deleted and replaced as follows:

> (a) Interest Rates Applicable to Line of Credit. Except as otherwise provided in this Agreement, the unpaid principal amount of each Line of Credit Advance evidenced by the Revolving Note shall accrue interest at an annual interest rate calculated as follows:
>
> Floating Rate Pricing
>
> The "Floating Rate" for Line of Credit Advances = an interest rate equal to the sum of Daily Three Month LIBOR, which interest rate shall change whenever Daily Three Month LIBOR changes, plus 1.75%.

(b) Effective July 1, 2017, Section 1.8(i) of the Credit Agreement is hereby deleted and replaced as follows:

> Letter of Credit Fees. Company shall pay a fee with respect to each Letter of Credit issued by Wells Fargo of two and one-quarter percent (2.25%) of the aggregate undrawn amount of the Letter of Credit (the "Aggregate Face Amount") accruing daily from and including the date the Letter of Credit is issued until the date that it either expires or is returned, which shall be payable monthly in arrears on the first day of each month and on the date that the Letter of Credit either expires or is returned; and following an Event of Default, this fee shall increase to four and one-half percent (4.5%) of the Aggregate Face Amount, commencing on the first day of the month in which the Default Period begins and continuing through the last day of such Default Period, or any shorter time period that Wells Fargo in its sole discretion may deem appropriate, without waiving any of its other rights and remedies.

2. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

3. [RESERVED]

4. Conditions Precedent.

(a) This Amendment shall be effective when Wells Fargo shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to Wells Fargo in its reasonable discretion:

(i) The Acknowledgment and Agreement of Guarantors set forth at the end of this Amendment, duly executed by each such Guarantor.

5. Representations and Warranties. The Company hereby represents and warrants to Wells Fargo as follows:

(a) The Company has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments has been duly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

(b) The execution, delivery and performance by the Company of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Company, or the articles of incorporation or by-laws of the Company, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company is a party or by which it or its properties may be bound or affected.

(c) The Acknowledgment and Agreement of Guarantors set forth at the end of this Amendment, duly executed by each Guarantor.

6. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

7. No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Security Document or other document held by Wells Fargo, whether or not known to Wells Fargo and whether or not existing on the date of this Amendment.

8. Release. The Company, and each Guarantor signing the Acknowledgment and Agreement of Guarantors set forth below, hereby absolutely and unconditionally releases and forever discharges Wells Fargo, and any and all participants,

parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing (each a "Released Party"), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Company or each Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown, except to the extent resulting from gross negligence, bad faith or willful misconduct or a material breach by a Released Party of the Credit Agreement or any other Loan Document, in each case, as determined by a final non-appealable judgment of a court of competent jurisdiction.

9. Costs and Expenses. The Company hereby reaffirms its agreement under the Credit Agreement to pay or reimburse Wells Fargo on demand for all costs and expenses incurred by Wells Fargo in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Company specifically agrees to pay all title insurance premiums, fees and disbursements of counsel to Wells Fargo for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Company hereby agrees that Wells Fargo may, at any time or from time to time in its sole discretion and without further authorization by the Company, make a loan to the Company under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such premiums, fees, disbursements, costs and expenses.

10. Miscellaneous. This Amendment and the Acknowledgment and Agreement of Guarantors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment and the Acknowledgment and Agreement of Guarantors by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

EMCORE CORPORATION, a New Jersey corporation

By ______________________

Its CFO

WELLS FARGO BANK, NATIONAL ASSOCIATION

By ______________________

Its Authorized Signatory

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